Exhibit 21.1

BUCKEYE PARTNERS, L.P.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization
Baproven Limited	Bahamas
Borco Towing Company Limited	Bahamas
Buckeye Albany Terminal LLC	Delaware
Buckeye Atlantic Holdings GP LLC	Delaware
Buckeye Atlantic Holdings LLC	Delaware
Buckeye Aviation (Memphis) LLC	Nevada
Buckeye Aviation (Reno) LLC	Delaware
Buckeye Aviation (San Diego) LLC	Delaware
Buckeye Bahamas Hub Limited	Bahamas
Buckeye Bayonne Terminal LLC	Delaware
Buckeye Caribbean Holdings Limited	Cayman Islands
Buckeye Caribbean Terminals LLC	Puerto Rico
Buckeye Development & Logistics I LLC	Delaware
Buckeye Development & Logistics II LLC	Delaware
Buckeye East Chicago Railroad LLC	Delaware
Buckeye Energy Holdings LLC	Delaware
Buckeye Energy Services LLC	Delaware
Buckeye Field Services LLC	Delaware
Buckeye Fuel Services and Logistics LLC	Delaware
Buckeye GP LLC	Delaware
Buckeye Hammond Railroad LLC	Delaware
Buckeye JV Holdings LLC	Delaware
Buckeye Linden Pipe Line Company LLC	Delaware
Buckeye North Sea Coöperatief U.A.	Netherlands
Buckeye North Sea Holdings LLC	Delaware
Buckeye Pennsauken Terminal LLC	Delaware
Buckeye Perth Amboy Terminal LLC	Delaware
Buckeye Pipe Line Company, L.P.	Delaware
Buckeye Pipe Line Holdings, L.P.	Delaware
Buckeye Pipe Line Transportation LLC	Delaware
Buckeye Pitons Limited	Saint Lucia
Buckeye Port Reading Terminal LLC	Delaware
Buckeye Products Pipe Line, L.P.	Delaware
Buckeye Railroad Holdings LLC	Delaware
Buckeye Raritan Bay Terminal LLC	Delaware
Buckeye Rochester Terminal LLC	Delaware
Buckeye South Texas Gateway Holdings LLC	Delaware
Buckeye St. Lucia Terminal Limited	Saint Lucia
Buckeye Syracuse Terminal LLC	Delaware
Buckeye Tank Terminals LLC	Delaware
Buckeye Terminals, LLC	Delaware
Buckeye Texas Hub LLC	Delaware
Buckeye Texas Logistics LLC	Delaware
Buckeye Texas Market Center LLC	Delaware
Buckeye Texas Partners LLC	Delaware

Buckeye Texas Partners Holdings LLC	Delaware
Buckeye Texas Processing LLC	Delaware
Buckeye Texas Transportation LLC	Delaware
Buckeye West Indies Holdings GP LLC	Delaware
Buckeye West Indies Holdings LP	Cayman Islands
Corpus Fuels LLC	Delaware
Cul de Sac Agencies, Limited	Saint Lucia
Cul de Sac Harbour Pilotage Ltd.	Saint Lucia
Duck Island Terminal, LLC	Delaware
Everglades Pipe Line Company, L.P.	Delaware
Ferrysburg Terminal, LLC	Delaware
FR Borco Coop Holdings GP Limited	Cayman Islands
FR Borco Coop Holdings Limited	Cayman Islands
FR Borco Coop Holdings, L.P.	Cayman Islands
FR Borco Holdings L.P.	Cayman Islands
FR Borco Holdings Limited	Cayman Islands
FR Borco Topco L.P.	Cayman Islands
Gulf Coast Pipe Line, L.P.	Delaware
Gulf Coast/Products GP Holding LLC	Delaware
Gulf Coast/Products Holding L.P.	Delaware
Laurel Pipe Line Company, L.P.	Delaware
MainLine GP LLC	Delaware
MainLine L.P.	Delaware
NORCO Pipe Line Company, LLC	Delaware
South Portland Terminal LLC	Delaware
South Texas Gateway Operating LLC	Delaware
South Texas Gateway Pipeline LLC	Delaware
St. Lucia International Petrol Company Limited	Saint Lucia
TTL Services LLC	Delaware
Wood River Pipe Lines LLC	Delaware